SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TRANSCOMMUNITY FINANCIAL CORPORATION

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April 17, 2006

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of TransCommunity Financial Corporation (“TransCommunity”) on Tuesday, May 30, 2006, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The accompanying notice and proxy statement describe important matters to be presented at the meeting. We have also enclosed our Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission. This report provides full information of our operations during 2005. Please give these materials your prompt attention.

At the annual meeting, votes will be cast for the Class II directors of TransCommunity and one Class III director, as more fully explained in the enclosed proxy statement. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors.

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

Yours very truly,

Bruce B. Nolte
President & Chief Executive Officer

April 17, 2006

To Our Shareholders, Customers and Friends:

2005 – A Year in Review

During 2005, TransCommunity Financial Corporation continued to grow while achieving significant reductions in its operating losses.

In our letter to shareholders last year, we advised you that our third, non-underwritten stock offering principally intended to raise capital for a fourth subsidiary bank, the Bank of Rockbridge, had been closed short of our goal. We further advised that, in light of this development, the Company was exploring other alternatives to raise the necessary capital for this new bank. In late Spring of 2005, your Board of Directors voted to engage a New York investment banking firm, Sandler, O’Neill & Partners, LP, to assist the Company in raising capital, and in July, the Company closed on a public offering of common stock to a limited number of institutional investors that raised a total of $18.4 million in new capital at a per-share price of $8.00 per share.

Obviously, the per-share price received in the underwritten public offering was well below the price at which the Company’s stock had sold previously. Management and your Board of Directors were certainly not pleased with the final per-share price. At the end of the day, however, your Board of Directors voted unanimously to accept this offer as the most efficient way to insure that the Company would remain well capitalized and to meet our commitment to the citizens of Lexington and Rockbridge County to get the Bank of Rockbridge open for business.

The completion of the July stock offering represents a major milestone that positions the Company for the future. We now have the necessary capital to charter the Bank of Rockbridge. We have also used a portion of the new capital to strengthen the capital position of our subsidiary banks, thereby allowing them to make larger loans and further improve their operating results. The July stock offering allows both management and your board of directors, for the first time since the Company was formed in 2001, to focus all of their energies on managing the Company, rather than on raising capital.

Corporate Governance and Management Changes

In September, the Federal Reserve Bank of Richmond conducted an examination of our Company. As a result of that examination, in February, 2006, the Company agreed to the terms of a memorandum of understanding with the Federal Reserve Bank of Richmond. This action commits the Company to conduct a review of certain corporate governance practices, staffing levels and financial controls at the holding company level. We anticipate being able to satisfy the requirements imposed by the memorandum of understanding during the second quarter of 2006. Thereafter, we will be working closely with our regulators to move forward with our strategic plan, including the chartering of the Bank of Rockbridge.

As we have previously announced, in December your Board of Directors elected me to replace Bill Wiley as CEO. At that same time, in response to the issues raised during the September regulatory examination, the Board also voted to change the Company’s corporate governance structure, and elected Troy A. Peery, Jr. as a non-executive, independent Chairman of the Board. Troy has been a member of the Company’s Board since 2002, and had been serving as chair of the Board’s Executive Committee.

This new governance structure represents a significant change for TransCommunity. I believe this new structure will be good for the Company and for you, our shareholders, and I look forward to working closely with Troy and the entire Board. I want you to know that management and your Board of Directors remain committed to the Company’s strategic plan, and particularly to opening the Bank of Rockbridge at the earliest date possible. We believe Rockbridge County is a terrific place to do business, and we have assembled a first rate management team and board for that new bank. I look forward to being able to report the opening of the Bank of Rockbridge and its early contribution to the Company’s overall profitability.

2005 Financial Results

As noted at the beginning of this letter, 2005 was a year of many changes. Nevertheless, we were able to achieve significant progress on our efforts to grow the Company and move toward overall profitability. During 2005, assets continued to grow at double-digit pace, ending the year at $178 million, a 25% improvement over 2004. And as assets grew, we were also able to significantly reduce our operating losses. You may recall that the Company finished 2004 with consolidated losses of over $2.5 million. In contrast, during 2005, the Company was able to reduce operating losses each quarter over the results reported for 2004, and finished the year with a loss of $1.8 million, a reduction of $810 thousand over 2004 results. On a per share basis, our net loss declined from $1.22 per share during 2004 to $0.53 per share for 2005, an improvement of $0.69 per share. Our ability to achieve these results during a period of corporate change speaks well for employees and our business model.

Recent Developments

Beginning in the fourth quarter of 2005, and continuing into the first quarter of 2006, the Company began taking steps to reduce the Company’s operating expenses, with the goal of allowing the Company to achieve consolidated profitability more rapidly. As a result of these decisions, the Company has reduced the staff at the holding company headquarters and is exiting several unprofitable business lines, including Trust and Asset Management services. We have arranged to make these products, as well as insurance and securities brokerage services, available to our customers through arrangements with third party providers, but the overhead associated with offering these products in-house is being reduced significantly.

In retrospect, the decision to begin offering these non-traditional financial services on an in-house basis, with all the overhead costs that such a course of action implies, was simply premature. As our subsidiary banks continue to grow their customer base, we will reevaluate each of these services, and may determine to re-establish them on an in-house basis at a future date.

We are also engaged in an in-depth review of our mortgage banking operations. During 2004, the Company took a number of steps to improve the performance of this business unit, and we managed to end the year 2004 with a modest profit in our mortgage banking business. During 2005, however, our mortgage banking affiliate again produced losses, and as a result, management is reviewing our investment in this business line.

In spite of these setbacks, I want you to know that the ability to offer our customers a wide array of non-traditional, fee generating products and services remains a key aspect of our strategic plan. We will continue to seek opportunities to engage in these business lines, and will be focused on improving the operating results of these business lines as we go forward.

On March 29, 2006, your Board of Directors adopted a corporate governance policy statement addressing the responsibilities of, and relationships between, the boards of directors of the Company and its subsidiary banks. Development of this policy statement had been underway for over a year, and the necessity for adoption by the Board of a policy statement of this nature had been emphasized by our regulators. Regrettably, in connection with the vote to adopt this policy statement four of the Company’s directors, Dean P. Agee, Julian C. Metts, Jr., James L. Minter and John J. Purcell, Jr., tendered their resignations as directors. Each of these directors has made valuable contributions to our Company. Two of them, Jimmy Minter and Julian Metts, served since the inception of our first bank, the Bank of Powhatan, in 1998. I know all of you join me and all of our board members in thanking them for their service to the Company and its shareholders.

At the March meeting, your Board of Directors also voted to elect Jack C. Zoeller as a director of the Company. Mr Zoeller is presently a Visiting Research Professor at George Washington University and previously served as President and Chief Executive Officer of ComFed Bancorp, a regional bank holding company based in New England. Mr. Zoeller is a graduate of the U.S. Military Academy at West Point. He was a Rhodes Scholar and holds graduate degrees from Oxford University and Harvard University. Mr. Zoeller brings valuable financial industry experience to our Board. We thank him for his willingness to serve, and look forward to his contribution to the Company.

The Plan for 2006 and Beyond

As we move into 2006, our focus is on the achievement of three important goals:

1.

Achieve Consolidated Profitability. The losses sustained during past years were largely anticipated as we chartered new banks and brought them to profitability. Now, we must take the actions necessary to push the Company across the consolidated profitability threshold. The entire management team is intently focused on achieving this important goal.

2.

Open the Bank of Rockbridge. Our internal projections have always shown that four community bank subsidiaries was the “magic number” to allow the Company to begin to reap significant benefits from the investment in our Common Operating Platform of shared services. We now have the necessary capital. We have the management and board team in place. We have the location in a former office of the predecessor Bank of Rockbridge. We continue to have strong support in the local community. Your Board of Directors and management team are committed to opening the Bank of Rockbridge as soon as possible. We will be working closely with our regulators during the months ahead to address the findings of the recent examination, and gain their approval for opening this new subsidiary bank.

3.

Prepare for the Future. Opening the Bank of Rockbridge and achieving consolidated profitability are surely important goals, and we will be doing everything possible to achieve them. But in order for the Company to deliver on its promise to you, our shareholders, management and your Board of Directors must take steps in 2006 to prepare for continued growth of the Company during the years ahead. As is evidenced by our improved financial performance during 2005, TransCommunity Financial Corporation is not a “troubled institution” in the normal sense of that phrase. Each of our subsidiary banks is performing well. Two are currently profitable and the third is performing ahead of original projections. Each is led by an outstanding banker, and all three have deep roots in their local community. The net interest margin produced by each of these banks is routinely ahead of those of our competitors; and, as a result of the July stock offering, all of our banks and the holding company are well capitalized. We will therefore be mindful throughout 2006 of the need to make decisions supporting future growth and the creation of additional value for you, our shareholders.

I believe that the changes that occurred at TransCommunity during 2005, when coupled with our strong financial performance, position us for success during 2006 and beyond. I want you to know that the Company you invested in remains financially strong, and that your management team and Board of Directors remain committed to a growth strategy designed to produce increased shareholder value.

Thank you for your continued support for our unique, community banking organization.

Yours very truly,

Bruce B. Nolte
President & Chief Executive Officer

Connecting Community Banks. Building Wealth. One community at a time.

TRANSCOMMUNITY FINANCIAL CORPORATION
4235 Innslake Drive
Glen Allen, Virginia 23060

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

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TO BE HELD May 30, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders of TransCommunity Financial Corporation (“TransCommunity”) will be held on Tuesday, May 30, 2006, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia for the following purposes:

1.

To elect four (4) Class II directors to serve on the TransCommunity Board of Directors until the 2009 Annual Meeting and one (1) Class III director to serve on the TransCommunity Board of Directors until the 2007 Annual Meeting and until their successors are elected and qualified; and

2.

To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2006, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Bruce B. Nolte
President and Chief Executive Officer

April 17, 2006

The Board of Directors of TransCommunity Financial Corporation unanimously recommends that shareholders VOTE FOR all of the Class II and III directors named in the attached proxy statement.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

TRANSCOMMUNITY FINANCIAL CORPORATION
4235 Innslake Drive
Glen Allen, Virginia 23060

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PROXY STATEMENT

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2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 30, 2006

GENERAL INFORMATION

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2006 Annual Meeting of the Shareholders (the “Annual Meeting”) of TransCommunity Financial Corporation (“TransCommunity”) to be held Tuesday, May 30, 2006, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The approximate mailing date of this proxy statement and accompanying proxy card is April 17, 2006.

Use and Revocation of Proxies

If the enclosed proxy card is properly executed and timely returned for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions thereon. If no instructions are included, the proxy will be voted FOR the nominees for the board of directors listed in this proxy statement and, in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy and for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of TransCommunity an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

Shareholders Entitled to Vote and Vote Required

Only holders of record of TransCommunity common stock at the close of business on March 31, 2006, are entitled to vote at the Annual Meeting. On the record date there were 4,581,471 shares of common stock outstanding and entitled to vote. TransCommunity has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of outstanding TransCommunity common stock is entitled to one vote on each matter presented at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. With regard to all other matters presented at the Annual Meeting, an affirmative vote by the holders of a majority of shares cast at the Annual Meeting is required for approval. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

TransCommunity will bear its own expenses incident to soliciting proxies. Directors, officers, employees and agents of TransCommunity acting without commission or other special compensation may solicit proxies in person, by telephone or by mail. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and TransCommunity will reimburse them for their charges and expenses in this connection.

BENEFICIAL OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2006, the number and percentage of shares of TransCommunity’s common stock beneficially owned by persons known by TransCommunity to be the owners of more than 5% of TransCommunity’s common stock, by each of TransCommunity’s directors, nominees for director and executive officers named in the “Summary Compensation Table,” and by all directors, nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Shares(2)		Exercisable Options(3)		Percent of Class

Wellington Management Company, LLP Boston, MA	453,900	(4)	—		9.91%
Northaven Management, Inc. New York, NY	418,400	(5)	—		9.13%
Financial Stocks Capital Partners Cincinnati, OH	400,000	(6)	—		8.73%
Paragon Associates and Paragon Associates II Joint Venture Dallas, TX	400,000	(7)	—		8.73%
Bay Pond Partners, L.P. Boston, MA	344,600	(8)	—		7.52%
Sandler O’Neill Asset Management, LLC New York, NY	250,000	(9)	—		5.46%
PRB Investors, L.P. New York, NY	236,400	(10)	—		5.16%
Lawrence W. Broomall	2,250		0		*
Thomas M. Crowder	9,750	(11)	5,000		*
James F. Keller	12,100		13,000		*
M. Andrew McLean	2,100	(12)	3,100		*
Bruce B. Nolte	12,850	(13)	33,500		1.00%
Lawrence B. Nuckols(14)	15,100		14,100		*
Troy A. Peery, Jr.	5,000		7,500		*
John W. Pretlow, Jr.	1,000		1,000		*
George W. Rimler	10,700		7,500		*
Stuart C. Siegel	15,000		15,000		*
John J. Sponski	5,250		7,750		*
John C. Watkins	3,500		6,700		*
William C. Wiley	37,000		0		*
Robin Traywick Williams(15)	3,100		3,100		*
George D. Yancey	1,000		0		*
Jack C. Zoeller	0		0		*
All Directors, Nominees and Executive Officers as a Group (17) persons(16)	135,840	(16)	122,250	(16)	5.49%

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*

Represents less than one percent (1%) of total outstanding shares of TransCommunity common stock as of March 31, 2006.

(1)

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)

Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each director, nominee or executive officer has sole voting and investment power with respect to the shares shown.

(3)

Includes options that are or will be exercisable within 60 days of March 31, 2006.

(4)

According to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, these shares are owned by, and voting and investment power is shared with, clients of Wellington Management Company, LLP, including Bay Bond Partners, L.P., which is also a beneficial owner of more than 5% of TransCommunity’s common stock. See footnote (8).

(5)

According to Amendment No. 1 to Schedule 13G jointly filed with the Securities and Exchange Commission on January 10, 2006, Northaven Management, Inc. shares voting and investment power with respect to all 418,400 shares with (i) Northaven Partners, L.P., which beneficially owns 193,730 shares, (ii) Northaven Partners II, L.P., which beneficially owns 10,705 shares, (iii) Northaven Partners III, L.P., which beneficially owns 196,046 shares, (iv) Northaven Offshore, Ltd., which beneficially owns 17,919 shares and (v) Northaven Associates, LLC, which beneficially owns 418,400 shares.

(6)

According to Schedule 13G jointly filed with the Securities and Exchange Commission on July 29, 2005, Financial Stocks Capital Partners IV L.P. shares voting and investment power with respect to all 400,000 shares with (i) Finstocks Capital Management IV, LLC which beneficially owns 400,000 shares, (ii) Steven N. Stein who beneficially owns 400,000 shares and (iii) John M. Stein who beneficially owns 400,000 shares.

(7)

According to Schedule 13G jointly filed with the Securities and Exchange Commission on December 9, 2005, Paragon Associates and Paragon Associates II Joint Venture share voting and investment power with respect to all 400,000 shares with Bradbery Dyer III, who beneficially owns 400,000 shares.

(8)

According to Amendment No. 1 to Schedule 13G jointly filed with the Securities and Exchange Commission on February 14, 2006, Bay Pond Partners, L.P. shares voting and investment power with respect to all 344,600 shares with (i) Wellington Hedge Management, LLC which beneficially owns 344,600 shares and (ii) Wellington Hedge Management, Inc. which beneficially owns 344,600 shares. See footnote (4).

(9)

According to Schedule 13D jointly filed with the Securities and Exchange Commission on August 8, 2005, Sandler O’Neill Asset Management, LLC shares voting and investment power with respect to all 250,000 shares with (i) SOAM Holdings, LLC which beneficially owns 167,500 shares, (ii) Malta Partners, L.P., which beneficially owns 22,500 shares, (iii) Malta Hedge Fund, L.P., which beneficially owns 22,500 shares, (iv) Malta Hedge Fund II, L.P., which beneficially owns 122,500 shares, (v) Malta Offshore, Ltd., which beneficially owns 82,500 shares and (vi) Terry Maltese, who beneficially owns 250,000 shares.

(10)

According to Schedule 13G jointly filed with the Securities and Exchange Commission on February 16, 2006, PRB Investors, L.P. shares voting and investment power with respect to all 236,400 shares with (i) PRB Advisors, L.L.C., (ii) Stephen J. Paluszek and (iii) Andrew P. Bergmen.

(11)

Includes 4,500 shares held by Mr. Crowder as trustee for family trusts.

(12)

Includes 100 shares held by Mr. McLean as custodian for minor relatives.

(13)

Includes 350 shares held by Mr. Nolte or his wife as custodian for minor relatives.

(14)

Includes 500 shares held by Mr. Nuckols’ spouse.

(15)

Includes 3,000 shares held by Ms. Williams’ spouse’s profit-sharing plan.

(16)

In addition to the executive officers named in the Summary Compensation Table, the beneficial ownership shown for executive officers of TransCommunity reflects 140 shares beneficially owned and options for 5,000 shares exercisable by William B. Littreal, Chief Financial Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, executive officers, and any persons holding more than 10% of the TransCommunity’s common stock to report their initial ownership of TransCommunity’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Based on a review of these reports and written representations furnished to TransCommunity by its directors and executive officers, TransCommunity believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2005.

ELECTION OF DIRECTORS

All shareholders of TransCommunity are requested to vote on the election of the Class II directors and Bruce B. Nolte as a Class III director at the Annual Meeting. TransCommunity’s Board is divided into three classes (I, II, and III) of directors. Lawrence W. Broomall, Troy A. Peery, Jr., George W. Rimler and Jack C. Zoeller currently serve as Class II directors, with terms expiring at the 2006 Annual Meeting. All of the currently serving Class II directors are standing for re-election except (i) Mr. Broomall, who was appointed to the Board of Directors effective February 1, 2006, to fill a vacancy created by the resignation of Thomas M. Crowder as a director effective January 31, 2006 and (ii) Mr. Zoeller, who was appointed to the Board of Directors effective March 29, 2006, upon the recommendation of the Nominating and Governance Committee. Mr. Broomall and Mr. Zoeller were each appointed for a term expiring at the 2006 Annual Meeting. Mr. Broomall has served since 2005, and continues to serve, as chairman of the board of directors - designate for the proposed Bank of Rockbridge. Bruce B. Nolte is currently serving as a Class III director and was appointed to the Board effective January 1, 2006, to fill a vacancy created by the resignation of William C. Wiley as a director effective, December 31, 2005. Mr. Nolte was appointed for a term expiring at the 2006 Annual Meeting. Each of these persons is nominated by the Board of Directors, on the recommendation of the Nominating and Governance Committee, for re-election as a Class II director or, in the case of Mr. Nolte, for election as a Class III director. If elected, the Class II nominees will serve until the 2008 Annual Meeting or until their respective successors are elected and qualified and Mr. Nolte will serve until the 2007 Annual Meeting or until his respective successor is elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board of Directors believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of TransCommunity may designate. In the alternative, the Board may reduce the size of any class to reflect the number of remaining nominees, if any, for whom the proxies will be voted.

Certain information concerning the five nominees for election at the Annual Meeting is set forth below, as well as certain information about the other Class III directors and the Class I directors, who will continue in office after the Annual Meeting until the 2007 and 2008 Annual Meeting of Shareholders, respectively.

The Board of Directors unanimously recommends a vote “FOR” all of the individuals nominated to serve as Class II directors and “FOR” Mr. Nolte to serve as a Class III director.

CLASS II DIRECTOR NOMINEES
(To Serve until 2009 Annual Meeting)

Name and (Age)	Director Since	Principal Occupation During Past Five Years

Lawrence W. Broomall (63)	2006	Financial Consultant, Hollins University; Retired, Senior Financial Officer of Washington & Lee University, Lexington, Virginia
Troy A. Peery, Jr. (59)	2002

Chairman since January 1, 2006; President, Peery Enterprises (real estate development), Manakin-Sabot, Virginia since October 1998; President, Heilig-Meyers Company, Richmond, Virginia from September 1985 to December 1998; Director, S&K Famous Brands, Inc., Richmond, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia

George W. Rimler (64)	2001

Consultant, Lecturer and Retired Professor of Management, Virginia Commonwealth University, Richmond, Virginia;  Director, Virginia Family Business Forum; Former Member, Virginia Racing Commission, Richmond, Virginia

Jack C. Zoeller (57)	N/A

Visiting Research Professor, George Washington University, 2005 to present; President and Chief Executive Officer, AtlantiCare Risk Management Corp., Vienna, VA and Barbados, 1995 to 2005; President and Chief Executive Officer, North American Health & Life Insurance Co., 1996 to present; formerly Chairman and Chief Executive Officer, ComFed Bancorp., Lowell, MA, 1990 to 1993; President, ComFed Savings Bank, Lowell, MA, 1989 to 1991; Executive Vice President, President and Chief Executive Officer, ComFed Mortgage Corp., Lowell, MA, 1987 to 1991

CLASS III DIRECTOR NOMINEE
(To Serve until 2007 Annual Meeting)

Name and (Age)	Director Since	Principal Occupation During Past Five Years

Bruce B. Nolte (59)	2005

Chief Executive Officer and President, TransCommunity since January 1, 2006; President, TransCommunity since May 1, 2001; Executive Vice President and General Counsel of First Horizon Strategic Alliances, Inc., a subsidiary of First Tennessee Bank, N.A., from 1995 to 2001

CLASS III DIRECTORS
(Continuing to Serve until 2007 Annual Meeting)

Name and (Age)	Director Since	Principal Occupation During Past Five Years

Lawrence B. Nuckols (65)	2002

Self-employed cattle farmer and real estate developer, Goochland, Virginia; former owner, Nuckols Exxon, Goochland, Virginia; former member, Board of Supervisors, Goochland County, Virginia; Chairman, Bank of Goochland, N.A., Goochland, Virginia

John W. Pretlow, Jr. (61)	2001	Owner, John W. Pretlow Insurance Agency, Inc., Richmond, Virginia
John J. Sponski (66)	2001	Member/President, Tre Sorelle, L.L.C. (consulting services), Locust Dale, Virginia; Retired, Former Executive Vice President, Bank of America Corporation

CLASS I DIRECTORS
(Continuing to Serve until 2008 Annual Meeting)

Name and (Age)	Director Since	Principal Occupation During Past Five Years

Stuart C. Siegel (64)	2002	Chairman, S&K Famous Brands, Inc., Richmond, Virginia; Director, SunTrust Bank, Central Board, Richmond, Virginia
John C. Watkins (59)	1998(1)	President, Watkins Nurseries, Inc., Midlothian, Virginia; Member, Virginia State Senate; Chairman, Bank of Powhatan, N.A., Powhatan, Virginia
Robin Traywick Williams (55)	2002

Former Chairman, Virginia Racing Commission, Richmond, Virginia; Former Chief of Staff for Lieutenant Governor of Virginia; Legislative Liaison for Lieutenant Governor of Virginia from 1997 to 2000; Director, Bank of Goochland, N.A., Goochland, Virginia

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(1)

Includes term as a director of Bank of Powhatan, N.A. before TransCommunity became the holding company for Bank of Powhatan, N.A.

There are no family relationships between any director or executive officer of TransCommunity. The Board of Directors is not aware of any involvement in legal proceedings which is material to an evaluation of the ability or integrity of any director or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

Board of Directors, Board Committees and Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors held eleven regular meetings in 2005. Each incumbent director attended at least 75% of all such meetings of the board and 2005 meetings of committees on which he or she served, except for Senator Watkins, who attended 56.25% of such meetings. The Board of Directors has standing Executive, Compensation, Nominating and Governance, Audit and Information Technology Committees. Historically, committee appointments are made at the board meeting following the annual meeting of shareholders.

TransCommunity has not adopted a formal policy on board members’ attendance at our annual meetings of shareholders, although all board members are encouraged to attend. All of our board members attended our 2005 annual meeting of shareholders.

Nominating and Governance Committee:  The current members of the Nominating and Governance Committee are Ms. Williams (Chairman), and Messrs. Broomall, Peery, Siegel and Sponski. The role and responsibilities of the Nominating and Governance Committee are set forth in a written charter adopted by the Board in January 2005, a copy of which was attached to the 2005 proxy statement. The Nominating and Governance Committee makes nominations and considers the qualifications of any candidates for membership on the Board. The Nominating and Governance Committee met seven times in 2005. The Board of Directors has determined that all members of the Nominating and Governance Committee are independent under the Nasdaq Marketplace rules.

The Nominating and Governance Committee will consider shareholders’ recommendations for director candidates if made in writing. To give the Committee sufficient time to review and evaluate the recommendation, any such shareholder recommendation must be received by the Corporate Secretary at TransCommunity’s main office no later than December 31, 2006 in order to be considered for the 2007 annual election of directors. Any such recommendation must include the candidate’s name, biographical information and qualifications and be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Governance Committee.

In addition, in accordance with TransCommunity’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at the annual meeting. Such shareholder nominations must include (i) the name and address of the shareholder who intends to make the nomination, (ii) a representation that the shareholder is an owner of TransCommunity stock, entitled to vote, and intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iv) a description of all arrangements or understandings between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, and (v) other information regarding the nominee proposed by the shareholder as required in the proxy rules of the Securities and Exchange Commission including the amount and nature of each nominee’s beneficial ownership, age and principal occupation for the past five years. All such nominations must be in proper written form and must be received by the Corporate Secretary by March 18, 2007 for the 2007 Annual Meeting of Shareholders.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting TransCommunity, time available for meetings and consultation regarding TransCommunity matters, and other particular skills and experience possessed by the individual.

TransCommunity does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Executive Committee:  The current members of the Executive Committee are Messrs. Peery (Chairman), Nolte, Siegel and Watkins. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. This committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board. The Executive Committee met two times in 2005.

Compensation Committee:  The current members of the Compensation Committee are Messrs. Peery (Chairman), Nuckols, Rimler, Siegel and Watkins. This committee recommends the level of compensation for TransCommunity’s chief executive officer and other employee remuneration plans to the Board of Directors. The Compensation Committee did not meet in 2005. The Board of Directors has determined that all members of the Compensation Committee are independent under the Nasdaq Marketplace rules.

Audit Committee:  The current members of the Audit Committee are Messrs. Sponski (Chairman), Broomall, Peery and Pretlow. Also, by resolution of the Board of Directors of TransCommunity, the chair of the Audit Committee of each existing subsidiary bank of TransCommunity sits as an ex officio member of the TransCommunity Audit Committee. These additional members for 2005 were Benjamin I. Salomomsky (Bank of Powhatan), W. Daniel Holly, III (Bank of Goochland) and David M. Purcell (Bank of Louisa). The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy standards of and are independent for audit committee purposes under applicable regulations of the Securities and Exchange Commission and the Nasdaq Marketplace rules. The Board also has determined that, within the meaning of the applicable rules of the Securities and Exchange Commission, Mr. Peery constitutes an “audit committee financial expert.”  The Audit Committee reviews and approves various audit functions including the year-end audit performed by TransCommunity’s independent auditors. The Audit Committee met four times in 2005. See Report of the Audit Committee on pages 17-18.

Information Technology Committee:  Members of the Information Technology Committee for 2005 were Messrs. Crowder (Chairman), Rimler and Watkins. This committee oversees the information technology systems, policies and procedures utilized by the Company and its subsidiaries. Representatives of each of the Company’s subsidiary banks also serve as ex-officio members of the committee. The Information Technology Committee met four times in 2005.

Shareholder Communications with our Board of Directors

TransCommunity provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen, Virginia  23060. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Directors’ Compensation

The directors receive no retainer or fees for attending board or committee meetings.

Our non-employee directors are eligible for equity awards under our 2001 Stock Option Plan, as amended. No such awards were made to any directors in 2005. See the “Exercisable Options” column in the beneficial ownership table under “Securities Ownership of Certain Beneficial Owners and Management” above for the total number of options exercisable within 60 days of March 31, 2006 that were awarded in prior years to the directors.

Executive Officers of TransCommunity Who Are Not Directors

Name (Age)	Principal Occupation During Past Five Years

Thomas M. Crowder (50)

Corporate Secretary since January 31, 2006; Chief Financial Officer from February 3, 2003 to January 31, 2006, TransCommunity since February 3, 2003; Director from March 13, 2001 to January 31, 2006, TransCommunity; Executive Vice President, Guilford Company (private investment firm), Richmond, Virginia, from 1989 to 2003; Director, Bank of Goochland, N.A., Goochland, Virginia

James F. Keller (50)

President and Chief Executive Officer, Bank of Powhatan, N.A. since December 7, 2000. Before joining Bank of Powhatan, Mr. Keller was Branch Manager for the Cumberland office of Wachovia Bank, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

William B. Littreal (36)

Chief Financial Officer, TransCommunity since February 1, 2006; Senior Vice President and Controller, TransCommunity from May 2005 to February 1, 2006. Before joining TransCommunity, Mr. Littreal served as Information Systems Manager-Finance Department for the City of Richmond, Virginia, from October 2004 to April 2005; as President, Capital Resource Group, Inc. (consulting firm), from June 2004 to October 2004; and as Senior Vice President-Operations and Technology, Citizens and Farmers Bank, West Point, Virginia, from April 2000 to June 2004

M. Andrew McLean (52)

President and Chief Executive Officer, Bank of Goochland, N.A. since October 15, 2001. Before joining Bank of Goochland, Mr. McLean was Executive Vice President at First Capital Bank, Glen Allen, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia

George D. Yancey (57)

President and Chief Executive Officer, Bank of Louisa, N.A. since April 19, 2004; Branch Manager, Bank of Louisa, a branch of the Bank of Powhatan, N.A. from July 14, 2003 to April 19, 2004. Before joining the TransCommunity organization, Mr. Yancey served in a variety of positions with Wachovia Bank and its predecessor institutions

EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation paid for 2005, 2004 and 2003 to TransCommunity’s Chief Executive Officer and next five most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($) (1)	Restricted Stock Awards ($)			Securities Underlying Options (#) (2)	All Other Compensation ($) (3)

Bruce B. Nolte President and Chief Executive Officer(4)	2005 2004 2003	$ $ $	130,000 124,000 124,000	$	— — 10,500	— — —		— — —		— — 33,500	$ $ $	11,700 11,160 8,835
William C. Wiley Former Chairman and Chief Executive Officer(5)	2005 2004 2003	$ $ $	160,000 160,000 150,000	$	— — 14,250	— — —	$	— — 299,000	(6)	— — 30,000	$ $ $	13,633 20,907 9,483
Thomas M. Crowder Corporate Secretary; Former Chief Financial Officer(7)	2005 2004 2003	$ $ $	130,000 125,000 105,416	$	— — 5,000	— — —		— — —		— — 5,000	$ $ $	11,700 11,233 8,062
James F. Keller President and Chief Executive Officer, Bank of Powhatan, N.A(8)	2005 2004 2003	$ $ $	130,000 120,000 115,000	$ $ $	25,000 20,000 20,000	— — —		— — —		— — 12,000	$ $ $	11,700 10,800 8,737
M. Andrew McLean President and Chief Executive Officer, Bank of Goochland, N.A(9)	2005 2004 2003	$ $ $	127,000 120,000 116,000	$ $ $	25,000 25,000 20,000	— — —		— — —		— — 3,100	$ $ $	11,430 10,980 8,265
George D. Yancey President and Chief Executive Officer, Bank of Louisa, N.A.(10)	2005 2004	$ $	122,500 104,166	$ $	10,000 44,065	— —		— —		— —	$ $	11,025 9,375

——————

(1)

The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each of the years reported for each executive officer.

(2)

On April 15, 2003, options were awarded to Messrs. Nolte, Wiley, Crowder, Keller and McLean for the shares as indicated. All these options have an exercise price of $10.00 per share and were fully vested as of December 31, 2005. The options for 30,000 shares awarded to Mr. Wiley and options for 21,000 shares awarded to Mr. Nolte were made pursuant to employment agreements with Messrs. Nolte and Wiley effective June 27, 2001. The options awarded to Mr. Wiley were surrendered without exercise as of December 31, 2005. See “Employment Agreements” below.

(3)

“All Other Compensation” consists of 401(k) matching amounts paid by TransCommunity.

(4)

Mr. Nolte was appointed as Chief Executive Officer effective January 1, 2006.

(5)

Mr. Wiley resigned from his positions of Chairman and Chief Executive Officer effective December 31, 2005.

(6)

In connection with Mr. Wiley’s employment agreement with TransCommunity, on December 8, 2003, the Board of Directors awarded Mr. Wiley 25,000 “restricted” shares of TransCommunity stock. These shares vested in increments of 5,000 shares per year as of December 31 of each year commencing December 31, 2003. All of the unvested shares became fully vested pursuant to a Separation and General Release that TransCommunity entered into with Mr. Wiley on December 19, 2005.

(7)

Mr. Crowder resigned from his position as Chief Financial Officer effective January 31, 2006. Mr. Crowder became Chief Financial Officer of TransCommunity on February 3, 2003. The amount shown for Mr. Crowder for 2003 represents compensation paid from that date through December 31, 2003.

(8)

Mr. Keller’s salary is paid by Bank of Powhatan.

(9)

Mr. McLean’s salary is paid by Bank of Goochland.

(10)

Mr. Yancey became President and Chief Executive Officer of Bank of Louisa on April 19, 2004. The amount shown for Mr. Yancey in 2004 is his compensation from that date through December 31, 2004. His salary is paid by Bank of Louisa.

Stock Options

No named executive officer was granted or exercised any stock options during 2005. The following table shows information concerning options held by the named executive officers under the TransCommunity 2001 Stock Option Plan at December 31, 2005.

Fiscal Year-End Option Values
Name	Number of Securities Underlying Unexercised Options at 12/31/05 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/05 ($) Exercisable/Unexercisable

Bruce B. Nolte	33,500/0	$0/$0
William C. Wiley	0/0	N/A
Thomas M. Crowder	5,000/0	$0/$0
James F. Keller	13,000/0	$0/$0
M. Andrew McLean	3,100/0	$0/$0
George D. Yancey	0/0	N/A

Employment Agreements

TransCommunity entered into a Separation Agreement and General Release with Mr. Wiley on December 19, 2005. Pursuant to the separation agreement, Mr. Wiley received a severance payment equal to one year’s base salary ($160,000) and the remaining unvested 15,000 shares of a 25,000 restricted stock award became fully vested. In return, Mr. Wiley forfeited all of his 35,850 vested but unexercised stock options and released TransCommunity from its obligations under an employment agreement between TransCommunity and Mr. Wiley dated December 8, 2003.

Mr. Littreal serves as Chief Financial Officer of TransCommunity under an employment agreement with TransCommunity dated December 28, 2005. The employment agreement provides for a one time retention bonus of $10,000, a base salary of $115,000 and an option award to purchase 5,000 shares of TransCommunity’s common stock at a price of $7.65 per share. In addition, if within a one year period after a change of control (as defined in the employment agreement) that occurs prior to or on December 31, 2006, (i) Mr. Littreal’s employment is terminated by TransCommunity or by Mr. Littreal for any reason, except for fraud, dishonesty, embezzlement, gross negligence or willful misconduct, (ii) Mr. Littreal is removed as Chief Financial Officer, (iii) Mr. Littreal’s job responsibilities are materially changed and restricted, (iv) Mr. Littreal’s annual salary rate is decreased, or (v) Mr. Littreal’s office is based more than 15 miles from the facility where he was located 90 days before the announcement of the possible change in control, TransCommunity will owe Mr. Littreal severance pay. Additionally, if TransCommunity terminates Mr. Littreal’s employment before or on December 31, 2006 or fails to renew the agreement for any reason except fraud, dishonesty, embezzlement, gross negligence or willful misconduct, TransCommunity must provide 90 days notification and will owe Mr. Littreal severance pay. If severance pay is owed to Mr. Littreal, TransCommunity will pay him an amount equal to Mr. Littreal’s then current salary within 30 days after the triggering event.

The presidents of two of TransCommunity’s subsidiary banks have employment agreements with the bank which employs the president. Under each agreement, the individual serves as President and Chief Executive Officer, with the responsibility for performing such services and duties as each respective bank’s chairman or board of directors may designate. James F. Keller’s agreement with the Bank of Powhatan commenced July 8, 2003, and provides for an annual base salary of $120,000. George D. Yancey’s agreement with the Bank of Louisa commenced April 19, 2004, and provides for a base salary of $110,000. The base salary provided for in each agreement is subject to increase in the discretion of each respective board of directors, and each agreement includes an automobile allowance and health and disability insurance coverage.

Each agreement is for a period of three years, with a two-year renewal at the option of the bank. Mr. Keller and Mr. Yancey serve at the pleasure of the respective bank’s board of directors. If, during the term of the agreement, the employment of the president is terminated without cause, the terminated president will be entitled to a severance payment equal to his annual salary in effect at that time. If, during the term of the agreement, the president’s employment is terminated within one year of a change in control of TransCommunity, he will be entitled to severance pay equal to three times his annual salary in effect at that time. Each agreement also contains non-competition covenants for a period of six months following termination of employment.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information as of January 1, 2006 with respect to certain compensation plans under which equity securities of TransCommunity are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	0	N/A	N/A
Equity compensation plans not approved by shareholders(1)	281,425	$10.00	47,875
Total	281,425	$10.00	47,875

——————

(1)

All shares shown relate to the 2001 Stock Option Plan. As noted below, the plan was amended in March 2003 to increase the total number of shares issuable under the plan to 330,000. Information concerning options awarded under the plan to directors and officers of TransCommunity is contained in the “Exercisable Options” column in the beneficial ownership table under “Securities Ownership of Certain Beneficial Owners and Management” above. For information concerning a restricted stock award made by the Board of Directors to William C. Wiley in 2003, see Note (6) to the Summary Compensation Table above under “Executive Compensation.”

2001 Stock Option Plan. The Board of Directors of the Bank of Powhatan adopted a stock option plan effective May 8, 2001. The plan was assumed by TransCommunity in connection with the reorganization in which Bank of Powhatan became a wholly-owned subsidiary of TransCommunity. The plan was amended and restated effective December 19, 2001, and was further amended on March 27, 2003, to increase the number of shares available for award and to eliminate limits on annual awards that may be made under the plan. The plan was adopted in order to reward employees and directors for services rendered and investment risks undertaken to date and to provide flexibility to TransCommunity in its ability to motivate, attract, and retain the services of employees and directors of TransCommunity and its subsidiaries upon whose effort the successful conduct of its operation is largely dependent. The plan will expire on May 7, 2011, unless sooner terminated by the Board. As of December 31, 2005, options to acquire 282,125 shares have been awarded under the plan (excluding options which have lapsed and which shares are available for future grant), of which options for 700 shares have been exercised.

The plan is administered by the Compensation Committee of TransCommunity’s Board of Directors, which consists entirely of the non-employee directors of TransCommunity’s Executive Committee. The Compensation Committee has the power, among others, to determine the employees and directors to whom awards shall be made. In administering the plan, the committee generally has the authority to determine the terms and conditions upon which awards may be made and exercised, but no option will be exercisable in any event after ten years from its grant, to determine terms and provisions of each written agreement evidencing an award, to construe and interpret the plan and the agreements, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the plan. The members of the committee are indemnified by TransCommunity against the reasonable expenses incurred by them, including attorney’s fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the plan.

The plan provides that options for up to 330,000 shares of TransCommunity’s common stock may be issued to employees and directors under the plan. The committee will adjust the number of shares subject to each outstanding award, the exercise price and the aggregate number of shares from which grants or awards may be made in order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by TransCommunity.

Subject to the terms, conditions and limitations of the plan, the committee may modify, extend or renew outstanding awards, or, if authorized by the Board, accept the surrender of outstanding awards and authorize new awards in substitution therefor, including awards with lower exercise prices or longer terms than the surrendered awards. The committee may also modify any outstanding agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

The Board of Directors may terminate, amend or modify the plan from time to time in any respect, unless the particular amendment or modification would adversely affect any optionee in which case the consent of the optionee would be required. Any such amendment may be effected without shareholder approval except to the extent that such approval is required by the Internal Revenue Code of 1986, as amended, pursuant to the rules under Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which the stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

Employees and directors of TransCommunity and any subsidiaries (including any director who is also an employee) who are selected by the committee are eligible for awards under the plan. Such employees include any employee of TransCommunity and any subsidiaries, regardless of title or position. The plan does not limit the number of shares for which options may be granted to any one employee or director.

The exercise price of an award may not be less than 100% of the fair market value of the shares on the award date. Unless the committee determines otherwise, one third of an award to an employee (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date and may only be exercisable while the employee is employed by TransCommunity or its subsidiaries. Unless the committee determines otherwise, one third of an award to a director (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date. The full award becomes immediately vested and exercisable if the director’s service as a director terminates on account of his death, his retirement in accordance with any company policy on mandatory retirement for directors, his permanent and total disability or his failure to be reelected after requesting to stand for reelection. Option awards for directors remain exercisable in accordance with their terms if a director retires as a director but continues to serve as a non-voting director emeritus, or advisory director if so designated by the Board of Directors. Unless otherwise provided by the committee, each award becomes vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or forfeiture if TransCommunity’s capital falls below its minimum requirements, as determined by its state or federal primary regulator, and TransCommunity’s primary federal regulator so directs TransCommunity to require such exercise or forfeiture.

All options awarded to date have been awarded to various directors and employees of TransCommunity, Bank of Powhatan, Bank of Goochland and the organizing board of directors of Bank of Louisa at an exercise price of $10.00 per share and a term of ten years. When awarded, one-third of the options were scheduled to vest annually in each of the first three years. In the case of options awarded to organizing directors of the Bank of Louisa, vesting periods did not commence to run until Bank of Louisa opened for business as a separate, subsidiary bank on April 19, 2004. In light of the potential impact of the impending adoption of new accounting rules (FASB 123R) effective January 1, 2006, on December 14, 2005, the Board of Directors approved the acceleration of the all unvested options, except for options awarded to the organizing directors of the Bank of Louisa, effective December 14, 2005. Otherwise, the accelerated options would have fully vested on April 15, 2006. The discretionary option awards were made by the Compensation Committee taking into consideration the relative “at risk” capital contributions made to TransCommunity and to Bank of Powhatan to finance their initial organizational stages, attendance at board meetings, committee responsibilities, and efforts to enhance TransCommunity’s business with new customers and potential customers.

Interest of Management and Board in Certain Transactions

Certain directors and officers of TransCommunity and persons with whom they are associated have had, and expect to have in the future, banking transactions with Bank of Powhatan, Bank of Goochland and Bank of Louisa. In the opinion of management of TransCommunity, all such loans and commitments for loans that have been made to these individuals were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Effective June 1, 2003, in contemplation of initially opening the Bank of Louisa as a branch of Bank of Powhatan, Bank of Powhatan leased for 12 months an office location in the Town of Louisa from John J. Purcell, Jr., a director of TransCommunity until March 29, 2006. The lease required no rental payments for the first 12 months, and could be extended on a month-to month basis thereafter at a rent of $1,000 per month. In exchange for the landlord foregoing monthly rent, Bank of Powhatan agreed to make certain tenant improvements to the leased premises valued at $67,000 that reverted to the landlord at the termination of the lease. The Bank of Louisa branch of Bank of Powhatan opened for business at this leased location in July 2003, and the lease obligation was transferred to the Bank of Louisa when that bank received its separate national banking charter on April 19, 2004. Upon completion of the new main office of Bank of Louisa in April of 2005, Bank of Louisa terminated the lease with Mr. Purcell and ceased making rent payments of $1,000 per month. The amount of rent paid by the Bank of Louisa to Mr. Purcell in 2005 totaled $3,000.

AUDIT COMMITTEE DISCLOSURE

Report of the Audit Committee

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence requirements of the Nasdaq listing standards, has furnished the following report. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority and increase the responsibility of corporate audit committees.

The Audit Committee assists the Board in overseeing and monitoring the integrity of TransCommunity’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing TransCommunity’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2005, the Audit Committee:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and McGladrey & Pullen, LLP  (“McGladrey & Pullen”), TransCommunity’s independent accountants;

•

Discussed with McGladrey & Pullen the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•

Received written disclosures and the letter from McGladrey & Pullen regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with McGladrey & Pullen its independence; and

•

Reviewed and discussed with McGladrey & Pullen TransCommunity’s critical accounting policies, alternate financial reporting and material communications between McGladrey & Pullen and management.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

As described more fully in its charter, a copy of which was attached to the 2004 proxy statement, the purpose of the Audit Committee is to assist the Board in its general oversight of TransCommunity’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of TransCommunity’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee does not complete its reviews prior to TransCommunity’s public announcements of financial results and, necessarily relies on the work and assurances of TransCommunity’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and McGladrey & Pullen, the Audit Committee recommended to the Board that the audited financial statements be included in TransCommunity’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

John J. Sponski, Chairman
Lawrence W. Broomall
John J. Pretlow, Jr.
Stuart C. Siegel
W. Daniel Holly, III (ex officio)
David M. Purcell (ex officio)
Benjamin I. Salomonsky (ex officio)

Audit Committee Pre-approval Policy

The Audit Committee reviews and pre-approves all auditing services and permitted non-audit services performed by TransCommunity’s independent auditors, as well as corresponding fees, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to, when appropriate, subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant pre-approvals are presented to the committee at its next scheduled meeting.

Principal Accountant Fees

The following fees were billed by S.B. Hoover & Company, L.L.P. (“S.B. Hoover”) for the fiscal year ended December 31, 2004 and by McGladrey & Pullen for the fiscal year ended December 31, 2005:

	2004	2005

Audit Fees(1):	$81,653	$112,105
Audit Related Fees(2)	27,628	3,700
Tax Fees(3)	3,520	3,500
All Other Fees(4):	9,727	35,976
	$122,528	$155,281

——————

(1)

Includes the annual audit in accordance with generally accepted auditing standards, and quarterly review of TransCommunity’s financial statements.

(2)

Includes loan reviews and consultation on financial accounting and reporting standards.

(3)

Includes federal and state tax filings.

(4)

“All Other Fees” consisted primarily of fees for services rendered in connection with TransCommunity’s registration statements filed under the Securities Act of 1933, as amended, with respect to its public offerings, and certain periodic reports filed under the Securities Exchange Act of 1934, as amended, and with filings made with applicable bank regulatory agencies and for other miscellaneous accounting services.

The Audit Committee considered the provision of the non-audit services listed above by S.B. Hoover in 2004 and by McGladrey & Pullen in 2005, and determined that the provision of these services to TransCommunity was compatible with maintaining the independence of its external auditors.

Change of Auditors

On February 28, 2005, TransCommunity, acting through the Audit Committee of its Board of Directors, terminated the engagement of S.B. Hoover as its principal independent accountant, effective as of the completion of S.B. Hoover’s audit work on TransCommunity’s financial statements for 2004 and the issuance of S.B. Hoover’s report thereon.

During the two fiscal years ended December 31, 2004, and during the subsequent interim period through February 28, 2005, there was no disagreement between TransCommunity and S.B. Hoover on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to S.B. Hoover’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on TransCommunity’s consolidated financial statements. The audit reports of S.B. Hoover on TransCommunity’s consolidated financial statements as of and for the two fiscal years ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

We provided S.B. Hoover with a copy of the above disclosures, also set forth in our current reports on Form 8-K and 8-K/A filed with the SEC on March 4, 2005, and April 26, 2005, and requested that they furnish us with letters addressed to the SEC stating whether they agreed with the above statements and, if not, stating the respects in which they did not agree. S.B. Hoover’s letters stating its agreement with the above statements were filed as exhibits to the Form 8-K and 8-K/A.

On April 21, 2005, based upon the recommendation of the Audit Committee, the Board of Directors engaged McGladrey & Pullen as TransCommunity’s independent public accountant for the fiscal year ending December 31, 2005. During the two years ended December 31, 2004, and through April 21, 2005, we did not consult with McGladrey & Pullen regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

McGladrey & Pullen has also been selected to serve as our independent public accountant for the fiscal year ending December 31, 2006. A representative of McGladrey & Pullen is expected to attend the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

OTHER MATTERS

As of the date of this proxy statement, management is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 2007 Annual Meeting of Shareholders unless the proposal is received by the TransCommunity’s Secretary at TransCommunity’s principal office in Richmond, Virginia, on or before December 18, 2006. Shareholders should refer to the rules of the Securities and Exchange Commission, which set standards for eligibility and specify the types of proposals that are not appropriate for inclusion in the proxy statement.

In addition, the TransCommunity’s Bylaws prescribe certain procedures that must be followed, including advance notice requirements, in order for a proposal to be properly presented at an annual meeting. Notice that a shareholder intends to bring any matter before the 2007 Annual Meeting of Shareholders must be received by TransCommunity on or before December 18, 2006. If a shareholder does not provide the proper notice by December 18, 2006, the Chairman of the meeting may exclude the matter, and the matter will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may use their discretionary authority to vote on the matter in the manner they believe is appropriate, as the rules of the Securities and Exchange Commission allow. Any shareholder desiring a copy of TransCommunity’s Bylaws will be furnished one without charge upon written request to the Secretary.

ADDITIONAL INFORMATION

A copy of TransCommunity’s Annual Report on Form 10-KSB (including exhibits) for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon written request directed to the Corporate Secretary, TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen, VA 23060. A copy of TransCommunity’s Annual Report for 2005 on Form 10-KSB may also be obtained by downloading it from TransCommunity’s website at www.tcfcorp.com under “Investor Relations—Financial Information.”

☒ Please mark your votes as in this example.

FORM OF REVOCABLE PROXY

TRANSCOMMUNITY FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
May 30, 2006

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of TransCommunity Financial Corporation (TransCommunity) hereby appoints Bruce B. Nolte and William B. Littreal, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of TransCommunity standing in the name of the undersigned as of March 31, 2006, at the Annual Meeting of Shareholders to be held Tuesday, May 30, 2006, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia, or any adjournments thereof, on each of the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Item 1. If any other matter shall be brought before the meeting under Item 2, the shares represented by this proxy will be voted in the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)

Annual Meeting of Shareholders

TRANSCOMMUNITY FINANCIAL CORPORATION

Please Detach and Mail in the Envelope Provided

1. To elect four (4) Class II directors to serve until the 2009 Annual Meeting of Shareholders and one (1) Class III director to serve until the 2007 Annual Meeting of Shareholders, and until their successors are elected and qualified, as instructed below.

Class II Nominees:

Lawrence W. Broomall
Troy A. Peery, Jr.
George W. Rimler
Jack C. Zoeller

Class III Nominee:

Bruce B. Nolte

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

(Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)

—————————————

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt from TransCommunity prior to the execution of this proxy of a Notice of Meeting and of a Proxy Statement dated April 17, 2006:

Signature	Dated:	, 2006

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized  person.

☐ Please check this box if you plan to attend the meeting.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY